EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2005, appearing in the Annual Report on Form 10-K/A of Memry Corporation for the year ended June 30, 2005.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
October 28, 2005